Registration Statement No. 333-249829

Filed pursuant to Rule 424(b)(3)

Amendment dated May 5, 2022 to

Pricing Supplement No. 28, Pricing Supplement No. 29, Pricing Supplement No. 30, Pricing Supplement No. 31, Pricing Supplement No. 32 and Pricing Supplement No. 33, each dated November 3, 2020, to Prospectus Supplement and Prospectus, each dated November 3, 2020 and Prospectus Addendum dated February 26, 2021 relating to the Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation)
Medium-Term Note Program, Series G

Linked to the Rogers International Commodity Index®

— Energy Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between April 6, 2022 and May 5, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$4,000,000	41.511%	$1,660,440	April 21, 2022

Linked to the Rogers International Commodity Index®

— Metals Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between February 5, 2022 and May 5, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$500,000	129.635%	$648,175	April 21, 2022

Linked to the Rogers International Commodity Index®

Agriculture — Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between April 6, 2022 and May 5, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$2,000,000	100.168%	$2,003,360	April 7, 2022
$800,000	102.307%	$818,456	April 11, 2022
$500,000	101.824%	$509,120	April 13, 2022
$2,000,000	103.298%	$2,065,960	April 14, 2022
$2,500,000	105.416%	$2,635,400	April 20, 2022
$2,000,000	105.416%	$2,108,320	April 20, 2022
$10,000,000	106.258%	$10,625,800	April 21, 2022
$3,000,000	106.070%	$3,182,100	April 22, 2022
$1,000,000	106.988%	$1,069,880	April 26, 2022
$2,500,000	106.482%	$2,662,050	April 27, 2022
$2,200,000	106.511%	$2,343,242	May 5, 2022

Linked to the Rogers International Commodity Index®

— Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between April 6, 2022 and May 5, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,500,000	92.245%	$1,383,675	April 21, 2022

Linked to the ICE BofAML Commodity index eXtra Biofuels Exchange Series

– Total Return

Due February 13, 2023

The following issuances involved scheduled settlement between February 5, 2022 and May 5, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$100,000	127.601%	$127,601	April 21, 2022

Linked to ICE BofAML Commodity index eXtra (GRains)
—Total Return
Due February 14, 2023

The following issuances involved scheduled settlement between April 6, 2022 and May 5, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$100,000	64.232%	$64,232	April 25, 2022